CONSULTING & MANAGEMENT AGREEMENT

This agreement is made as of the 1st day of November, 1996

Between

     HENG FAI MANAGEMENT INC., a company to be incorporated under the laws of the British Virgin Islands, having its registered office at Unit B, 13th Floor, Lippo Leighton Tower, 103-109 Leighton Road, Causeway Bay, Hong Kong.

     (hereinafter called the "Employer")

                                                       OF THE FIRST PART

     AND:

     Tight Hold Investment Limited, Consultant, a company incorporated under the laws of the British Virgin Islands, having its registered office at Unit B, 13th Floor, Lippo Leighton Tower, 103-109 Leighton Road, Causeway Bay, Hong Kong.

          (hereinafter called "Tight")

                                                       OF THE SECOND PART

          WHEREAS:

A. Tight has been providing managerial, consulting and other like services for the Employer since January 1, 1996 as an independent contractor and not as an employee and has received no remuneration for such services;

B. The parties wish to enter into this Agreement setting out the terms and conditions pursuant to which Tight will be employed by the Employer effective November 1, 1996;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the covenants and agreements herein contained the parties hereto covenant and agree as follows:

1. EMPLOYMENT

1.01 The Employer hereby employs Tight to act as a Consultant to provide managerial and consulting services to Heng Fai China Industries Inc. and such other services as the Employer and the Tight agree upon.

1.02 Tight shall act in the best interests of the Employer and shall devote time and attention to the business of the Employer as may be necessary for the discharge of his duties hereunder.

2. TERM

2.01 Subject as hereinafter  provided,  the term of this Agreement  shall be ten
(10) years commencing November 1st, 1996 and ending on October 31, 2006 (hereinafter called the "Term"). Both parties agree to commence negotiations respecting the renewal of this Agreement not later than 3 months before the expiration of the Term and to undertake yearly reviews of the remuneration in paragraph 3.01 herein.

3. REMUNERATION AND EXPENSES

3.01 The Employer shall pay to Tight for services rendered by him hereunder:

     (i) the sum of US$500,000.00 per year for the duration of employment, a rate of US$41,666.67 per month over 12 equal payments, payable on the last working/banking day of the month, or

     (ii) upon Heng Fai China Industries Inc. meeting NMS requirements of having US$4,000,000 in net tangible assets, obtaining the other requirements which allow the stock to be marginable on the NASDAQ and having declared at least a minimum US$0.10 per share earning and US$0.05 dividend to common shareholders, the fee shall increase to US$1,000,000.00 per year for the duration of employment, a rate of US$83,3333.00 per month over 12 equal payments, payable on the last working/banking day of the month.

3.02 The expenses for which the Tight is entitled to be reimbursed pursuant to this Agreement shall be under Employee guidelines, include, but shall not be limited to, travel, lodging, meals, entertainment, dues, and other out of pocket expenses.

3.03 In consideration for the Tight's performance of managerial and consulting services during the period commencing on January 1, 1996 and ending on October 31, 1996, the Employer shall pay Tight the sum of US$416,666.70.

4. TERMINATION

4.01 This Agreement may be terminated with or without cause in the following manner:

     (i) by the Employer upon the giving of not less than 6 month's notice to the Tight, or 1 months pay in lieu of notice; and

     (ii) by Tight upon giving not less than 3 month's notice to the Employer.

5. NOTICE

5.01 Any notice required to be given under this Agreement shall be in writing and may be delivered personally, telecopied, or mailed from a post office by prepaid, registered post addressed to the recipient party at the addresses hereinbefore set out or at such other address of which notice has been given. Any notice shall be deemed to have been received on the date of delivery if personally delivered or telecopied, or if mailed, then on the third business day following the date of mailing.

5.02 The Employer's business address and fax will be deemed for the purpose of Notice as:

      Heng Fai Management Inc.
      Unit B, 13th Floor, Lippo Leighton Tower,
      103-109 Leighton Road
      Causeway Bay, Hong Kong,
      Telephone: (852) 2523 6573, Fax: (852) 2915 0724

6. ARBITRATION AND MITIGATION

6.01 Arbitration: All matters and differences in relation to this Agreement shall be referred to the arbitration of a single arbitrator if the parties agree on one and otherwise to three 3 arbitrators, one to be appointed by each party and a third to be chosen by the first two arbitrators named. The award and determination of such arbitrator or arbitrators shall be final and binding upon the parties to this Agreement. The provisions of the Hong Kong arbitration act shall govern any such arbitration proceedings and the provisions of this case shall be deemed to be a submission to arbitration within the provisions of the said arbitration act. The cost of any such arbitration proceedings shall be borne equally by the parties hereto, except that each party shall pay for their own legal counsel.

6.02 Mitigation: Tight shall not be required to mitigate any amounts from any payments provided for in this Agreement by seeking other management or employment contracts or otherwise on behalf of the Employer, and no such contracts or compensation or benefits payable in connection therewith shall reduce any amounts or benefits to which the Tight would otherwise be entitled under the terms of this Agreement.

7. ENTIRE AGREEMENT

7.01 This Agreement embodies the entire Agreement between the parties concerning the matters set out herein and each party acknowledges that no representations, inducements promises or agreements, orally or otherwise, which are not embodied herein have been made by either party or by anyone acting on behalf of either party. Any modification of this Agreement will be effective only if it is in writing and executed by both parties.

8. MISCELLANEOUS

8.01 Except as hereinafter provided, this Agreement may not be assigned by Tight without the prior written consent of the Employer provided that Tight may provide the employment services described herein through a corporation all the voting shares of which are owned by the Tight, and to that extent may assign his rights and obligations hereunder to such corporations.

8.02 The titles of headings to the respective paragraphs of this Agreement shall be regarded as having been used for reference and convenience only.

8.03 All references to dollar amounts herein shall be in US funds.

8.04 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

8.05 This Agreement shall be governed by and interpreted in accordance with the laws of Hong Kong.

8.06 Time shall be of essence in this Agreement.

8.07 If any provision of this Agreement is held by a Court of competent jurisdiction to be invalid, void or unenforceable, then the remaining provisions hereof shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

8.08 This Agreement's liability shall be limited to only Heng Fai Management Inc. and any liability shall not be extended to include any associated company, related company, subsidiary company, (as a group hereunder called the "Companies"), director, and officer of these Companies or of Heng Fai Management Inc.

WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

THE COMMON SEAL OF
HENG FAI MANAGEMENT INC.
was hereto affixed in the         )
presence of:                      )
                                  )
    LAU MAN TAK                   )
--------------------------        )                c/s
                                  )
/s/ Lau Man Tak                   )
--------------------------        )

THE COMMON SEAL OF
TIGHT HOLD INVESTMENT LIMITED
was hereto affixed in the         )
presence of:                      )
                                  )
    NG HIN CHAU                   )      /s/ [ILLEGIBLE]
--------------------------        )              c/s
                                  )
/s/ [ILLEGIBLE]                   )
--------------------------        )